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                                                                       EXHIBIT 5

                  [BROBECK PHLEGER & HARRISON LLP LETTERHEAD]


                                 June 17, 1998


Com 21, Inc.
750 Tasman Drive
Milpitas, CA 95035

          Re: Com21, Inc. Registration Statement on Form S-8 for 3,045,080 Shares of Common Stock and Related Stock Options

Ladies and Gentlemen:

          We have acted as counsel to Com21, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,045,080 shares of common stock (the "Shares") and related stock options for issuance under the Company's 1998 Stock Incentive Plan (the "Incentive Plan") and the 1998 Employee Stock Purchase Plan (the "Purchase Plan").

          This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.




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                                                                   June 17, 1998
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     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.


                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER & HARRISON LLP
                                        ------------------------------------
                                        BROBECK, PHLEGER & HARRISON LLP